Exhibit d.(ii).a

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment ("Amendment") is to the Investment Sub-Advisory Agreement (defined below), is effective as of April 24 2017, by and among Lattice Strategies LLC a Delaware limited liability company located at 101 Montgomery Street, 27th Floor, San Francisco, California 94104 ("Advisor"), and Mellon Capital Management Corporation, a Delaware corporation, located at 50 Fremont Street, Suite 3900, San Francisco, California 94105 ("Sub-Advisor")

WHEREAS, the Advisor and Sub-Advisor entered into an Investment Sub-Advisory Agreement dated July 29, 2016 (the "Agreement") for the Lattice Strategies Trust, a Delaware statutory trust located at 101 Montgomery Street, 27th Floor, San Francisco, California 94104 ("Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, each of the Funds named in Appendix A hereto (each, a "Fund", and collectively, "Funds") is a separate series of the Trust having separate assets and liabilities;

WHEREAS, the Advisor and the Sub-Advisor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, it is agreed among the parties hereto as follows:

1.         Appendix A (Names of Funds) to the Agreement is hereby deleted and replaced with the new Appendix A (Names of Funds) attached to this Amendment which contains the following additional funds:

1.       (a) Hartford Multifactor Low Volatility International Equity ETF; and

2.       (b) Hartford Multifactor Low Volatility US Equity ETF.

2.         All other provisions of the Agreement remain in full forces and effect.

3.         Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

LATTICE STRATEGIES, LLC	MELLON CAPITAL MANAGEMENT CORPORATION

By: /s/ Walter F. Garger	By: /s/ Rose Huening-Clark
Name: Walter F. Garger	Name: Rose Huening-Clark
Title: Secretary	Title: Managing Director

APPENDIX A

TO

INVESTMENT SUB- ADVISORY AGREEMENT

NAMES OF FUNDS

HARTFORD MULT1FACTOR DEVELOPED MARKETS (ex-US) ETF

HARTFORD MULTIFACTOR EMERGING MARKETS ETF

HARTFORD MULTIFACTOR REIT ETF

HARTFORD MULTIFACTOR US EQUITY ETF

HARTFORD MULTIFACTOR GLOBAL SMALL CAP ETF

HARTFORD MULTIFACTOR LOW VOLATILITY INTERNATIONAL EQUITY ETF

HARTFORD MULT1FACTOR LOW VOLATILITY US EQUITY ETF

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